Exhibit 99.1

KILROY REALTY CORPORATION

Q4 2015 Supplemental Financial Report

viacom

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

This Supplemental Financial Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturity, potential investments, development and redevelopment activity, projected construction costs, dispositions and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project” and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation’s current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation’s control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: investment in real estate assets, which are illiquid; trends in the real estate industry; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for distribution and debt service and exposure of risk of default under debt obligations; adverse changes to, or implementations of, applicable laws, regulations or legislation; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2014, and its other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available and speak only as of the date on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under U.S. securities laws.

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a member of the S&P MidCap 400 Index, is a real estate investment trust active in premier office submarkets along the West Coast. The Company owns, develops, acquires and manages real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle. As of December 31, 2015, the Company’s stabilized portfolio consisted of 101 office buildings, which encompassed an aggregate of 13.0 million rentable square feet and was 94.8% occupied.

Board of Directors		Executive Management Team		Investor Relations
John Kilroy	Chairman	John Kilroy	President and CEO	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Edward F. Brennan, Ph.D.	Lead Independent	Jeffrey C. Hawken	Executive VP and COO
Jolie Hunt		Robert Paratte	Executive VP, Leasing and Business Development
Scott S. Ingraham		Tyler H. Rose	Executive VP and CFO
Gary R. Stevenson		Heidi R. Roth	Executive VP, CAO and Controller
Peter B. Stoneberg		Mike L. Sanford	Executive VP, Northern California
		David Simon	Executive VP, Southern California
		Justin W. Smart	Executive VP, Development and Construction Services

Equity Research Coverage

Bank of America Merrill Lynch		Green Street Advisors
James Feldman	(646) 855-5808	Jed Reagan	(949) 640-8780
BB&T Capital Markets		J.P. Morgan
David Toti	(212) 419-4620	Anthony Paolone	(212) 622-6682
BMO Capital Markets Corp.		KeyBanc Capital Markets
John P. Kim	(212) 885-4115	Craig Mailman	(917) 368-2316
Citigroup Investment Research		Morgan Stanley
Michael Bilerman	(212) 816-1383	Vance Edelson	(212) 761-0078
Cowen and Company		RBC Capital Markets
James Sullivan	(646) 562-1380	Richard Moore	(440) 715-2646
Credit Suisse		Robert W. Baird & Co.
Ian Weissman	(212) 538-6889	David B. Rodgers	(216) 737-7341
D. A. Davidson		Stifel, Nicolaus & Company
Barry Oxford	(212) 240-9871	John W. Guinee III	(443) 224-1307
Deutsche Bank Securities, Inc.		UBS Investment Research
Vincent Chao	(212) 250-6799	Ross T. Nussbaum	(212) 713-2484
Evercore ISI		Wells Fargo
Steve Sakwa	(212) 446-9462	Brendan Maiorana	(443) 263-6516

Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Executive Summary

Quarterly Financial Highlights	Quarterly Operating Highlights

• FFO per share of $0.80

• Net income available to common stockholders per share of $0.27

• Revenues of $147.4 million

• Same Store cash net operating income (“NOI”) increased 8.3%; adjusted for significant one-time items cash NOI increased 9.0%

• Same Store GAAP NOI decreased 0.4%; adjusted for significant one-time items GAAP NOI increased 0.1%

• FFO Guidance range for 2016 is $3.31 to $3.51 per share with a midpoint of $3.41 per share; this compares to FFO of $3.20 per share in 2015 after adjusting for a $0.19 per share gain on a land sale

• Stabilized portfolio was 94.8% occupied and 96.1% leased at quarter-end

• 456,230 square feet of leases commenced in the stabilized portfolio

• 397,736 square feet of leases executed in the stabilized portfolio

Capital Markets Highlights	Strategic Highlights

• Repaid, at par, two secured mortgages totaling approximately $90.1 million in October

• Repaid $325.0 million of unsecured senior notes upon maturity in November

• As of the date of this report, approximately $25.0 million was outstanding on the line of credit

• In November, stabilized the two buildings encompassing 340,000 rentable square feet at Crossing/900 in Redwood City, CA. The office components of both buildings are 100% leased to Box, Inc.

• In January 2016, completed the sale of four operating properties in San Diego, CA for gross proceeds of $262.3 million and one land parcel in Carlsbad, CA for total proceeds of $4.5 million

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 31 through 32 “Definitions Included in Supplemental.”

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	12/31/2015	9/30/2015 (1)	6/30/2015 (1)	3/31/2015 (1)	12/31/2014 (1)
INCOME ITEMS (Including Discontinued Operations):
Revenues	$147,413	$141,553	$146,227	$146,082	$142,628
Lease Termination Fees, net (2)	150	—	179	9	459
Net Operating Income	106,407	101,920	106,071	107,635	104,041
Acquisition-related Expenses	100	4	265	128	211
Capitalized Interest and Debt Costs	14,204	14,567	12,323	10,871	11,229
Net Income Available to Common Stockholders	25,323	101,446	54,188	39,874	27,540
EBITDA (3)	94,156	90,423	93,684	112,367	91,458
Funds From Operations (3)(4)(5)	76,673	73,588	74,819	91,532	69,817
Funds Available for Distribution (4)(5)	44,389	48,325	44,987	61,277	26,187
Net Income Available to Common Stockholders per common share – diluted (5)	$0.27	$1.09	$0.61	$0.45	$0.32
Funds From Operations per common share – diluted (5)	$0.80	$0.77	$0.82	$1.01	$0.78
Dividends per common share (5)	$0.35	$0.35	$0.35	$0.35	$0.35
RATIOS (Including Discontinued Operations):
Operating Margins	72.2%	72.0%	72.5%	73.7%	72.9%
Interest Coverage Ratio	3.5x	3.4x	3.5x	4.1x	3.3x
Fixed Charge Coverage Ratio	3.1x	3.0x	3.1x	3.6x	2.9x
FFO Payout Ratio	42.9%	44.7%	42.2%	34.3%	44.1%
FAD Payout Ratio	74.1%	68.1%	70.2%	51.3%	117.7%
ASSETS:
Real Estate Held for Investment before Depreciation	$6,328,146	$6,354,042	$6,109,184	$5,985,469	$6,057,932
Total Assets (6)	5,939,469	6,353,392	5,686,925	5,725,480	5,633,736
CAPITALIZATION:
Total Debt	$2,239,696	$2,657,688	$2,360,252	$2,426,550	$2,465,022
Total Preferred Equity and Noncontrolling Interests	200,000	200,000	200,000	200,000	200,000
Total Common Equity and Noncontrolling Interests	5,949,805	6,125,596	6,056,849	6,841,936	6,082,572
Total Market Capitalization	8,389,501	8,983,284	8,617,101	9,468,486	8,747,594
Total Debt / Total Market Capitalization	26.7%	29.6%	27.4%	25.6%	28.2%
Total Debt and Preferred / Total Market Capitalization	29.1%	31.8%	29.8%	27.8%	30.4%

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 31 through 32 “Definitions Included in Supplemental.”

(1)
Net Income Available to Common Stockholders includes $78.5 million, and $31.4 million gains on sales of depreciable operating properties for the three months ended September 30, 2015 and June 30, 2015, respectively, a $17.3 million gain on sale of land for the three months ended March 31, 2015, and gains on dispositions of discontinued operations of $11.5 million for the three months ended December 31, 2014.

(2)	Lease termination fees are presented net of accelerated amortization of deferred rent receivables.

(3)	EBITDA and Funds From Operations for the three months ended March 31, 2015 include a $17.3 million gain on sale of land.

(4)	Please refer to page 7 for a reconciliation of GAAP Net Income Available to Common Stockholders to Funds From Operations and Funds Available for Distribution.

(5)	Reported amounts are attributable to common stockholders and common unitholders.

(6)	Total assets as of December 31, 2015, June 30, 2015, March 31, 2015, and December 31, 2014 include “Real estate assets and other assets held for sale, net.”

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Common Stock Data (NYSE: KRC)

	Three Months Ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014

High Price	$69.92	$73.45	$77.92	$78.86	$71.47
Low Price	$62.83	$63.41	$67.15	$70.48	$58.73
Closing Price	$63.28	$65.16	$67.15	$76.17	$69.07

Dividends per share – annualized	$1.40	$1.40	$1.40	$1.40	$1.40

Closing common shares (in 000’s) (1)	92,259	92,220	88,406	88,031	86,260
Closing common partnership units (in 000’s) (1)	1,765	1,788	1,793	1,793	1,804
	94,024	94,008	90,199	89,824	88,064

________________________

(1)	As of the end of the period.

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
ASSETS:
Land and improvements	$875,794	$850,280	$839,072	$838,927	$877,633
Buildings and improvements	4,091,012	4,028,044	3,906,860	3,880,883	4,059,639
Undeveloped land and construction in progress	1,361,340	1,475,718	1,363,252	1,265,659	1,120,660
Total real estate assets held for investment	6,328,146	6,354,042	6,109,184	5,985,469	6,057,932
Accumulated depreciation and amortization	(994,241)	(999,557)	(960,816)	(921,279)	(947,664)
Total real estate assets held for investment, net	5,333,905	5,354,485	5,148,368	5,064,190	5,110,268

Real estate assets and other assets held for sale, net	117,666	—	81,699	190,751	8,211
Cash and cash equivalents	56,508	567,940	28,142	50,181	23,781
Restricted cash	696	8,130	7,462	8,287	75,185
Marketable securities	12,882	12,638	13,803	13,337	11,971
Current receivables, net	11,153	11,533	8,956	8,122	7,229
Deferred rent receivables, net	189,704	183,352	176,493	168,581	156,416
Deferred leasing costs and acquisition-related intangible assets, net	176,683	173,457	174,387	182,251	201,926
Deferred financing costs, net	17,628	18,709	16,324	17,346	18,374
Prepaid expenses and other assets, net	22,644	23,148	31,291	22,434	20,375
TOTAL ASSETS	$5,939,469	$6,353,392	$5,686,925	$5,725,480	$5,633,736
LIABILITIES AND EQUITY:
Liabilities:
Secured debt	$381,918	$475,923	$479,368	$516,725	$546,292
Unsecured debt, net	1,856,590	2,181,382	1,783,438	1,783,280	1,783,121
Unsecured line of credit	—	—	100,000	130,000	140,000
Accounts payable, accrued expenses and other liabilities	246,323	249,980	199,005	217,352	225,830
Accrued distributions	34,992	34,993	33,670	33,532	32,899
Deferred revenue and acquisition-related intangible liabilities, net	128,156	127,473	123,819	128,730	132,239
Rents received in advance and tenant security deposits	49,361	46,579	47,434	46,887	49,363
Liabilities and deferred revenue of real estate assets held for sale	7,543	—	7,086	9,768	56
Total liabilities	2,704,883	3,116,330	2,773,820	2,866,274	2,909,800
Equity:
Stockholders’ Equity
6.875% Series G Cumulative Redeemable Preferred stock	96,155	96,155	96,155	96,155	96,155
6.375% Series H Cumulative Redeemable Preferred stock	96,256	96,256	96,256	96,256	96,256
Common stock	923	922	884	880	863
Additional paid-in capital	3,047,894	3,042,330	2,791,226	2,761,176	2,635,900
Distributions in excess of earnings	(70,262)	(62,850)	(131,569)	(154,355)	(162,964)
Total stockholders’ equity	3,170,966	3,172,813	2,852,952	2,800,112	2,666,210
Noncontrolling Interests
Common units of the Operating Partnership	57,100	57,913	54,088	53,232	51,864
Noncontrolling interest in consolidated subsidiary	6,520	6,336	6,065	5,862	5,862
Total noncontrolling interests	63,620	64,249	60,153	59,094	57,726
Total equity	3,234,586	3,237,062	2,913,105	2,859,206	2,723,936
TOTAL LIABILITIES AND EQUITY	$5,939,469	$6,353,392	$5,686,925	$5,725,480	$5,633,736

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
REVENUES
Rental income	$133,463	$127,417	$525,355	$466,328
Tenant reimbursements	13,494	13,318	53,774	46,717
Other property income	456	1,030	2,146	8,680
Total revenues	147,413	141,765	581,275	521,725
EXPENSES
Property expenses	27,114	25,066	105,378	100,514
Real estate taxes	12,991	12,469	50,223	45,197
Provision for bad debts	256	—	545	58
Ground leases	645	769	3,096	3,075
General and administrative expenses	12,065	12,346	48,265	46,152
Acquisition-related expenses	100	211	497	1,479
Depreciation and amortization	51,727	53,770	204,294	202,417
Total expenses	104,898	104,631	412,298	398,892
OTHER (EXPENSES) INCOME
Interest income and other net investment gain (loss)	66	(26)	243	561
Interest expense	(13,121)	(17,691)	(57,682)	(67,571)
Total other (expenses) income	(13,055)	(17,717)	(57,439)	(67,010)
INCOME FROM CONTINUING OPERATIONS BEFORE GAINS ON SALES OF REAL ESTATE	29,460	19,417	111,538	55,823
Gains on sale of land, net	(152)	—	17,116	3,490
Gains on sales of depreciable operating properties	—	—	109,950	—
INCOME FROM CONTINUING OPERATIONS	29,308	19,417	238,604	59,313
DISCONTINUED OPERATIONS: (1)
Income from discontinued operations	—	482	—	2,573
Gains on dispositions of discontinued operations	—	11,531	—	121,922
Total income from discontinued operations	—	12,013	—	124,495
NET INCOME	29,308	31,430	238,604	183,808
Net income attributable to noncontrolling common units of the Operating Partnership	(489)	(578)	(4,339)	(3,589)
Net income attributable to noncontrolling interest in consolidated subsidiary	(184)	—	(184)	—
Total income attributable to noncontrolling interests	(673)	(578)	(4,523)	(3,589)
NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	28,635	30,852	234,081	180,219
Preferred dividends	(3,312)	(3,312)	(13,250)	(13,250)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$25,323	$27,540	$220,831	$166,969
Weighted average common shares outstanding – basic	92,160	84,767	89,854	83,090
Weighted average common shares outstanding – diluted	92,791	85,956	90,396	84,968
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net income available to common stockholders per share – basic	$0.27	$0.32	$2.44	$1.99
Net income available to common stockholders per share – diluted	$0.27	$0.32	$2.42	$1.95

________________________

(1)
Effective January 1, 2015, the Company adopted Financial Accounting Standards Board Accounting Standards Update No. 2014-08, which changed the criteria for reporting discontinued operations. As a result operating properties held for sale and dispositions of depreciable operating properties will no longer be reported as discontinued operations.

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
FUNDS FROM OPERATIONS: (1)
Net income available to common stockholders	$25,323	$27,540	$220,831	$166,969
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	489	578	4,339	3,589
Depreciation and amortization of real estate assets	50,861	53,230	201,392	202,108
Gains on sales of depreciable real estate	—	(11,531)	(109,950)	(121,922)
Funds From Operations (2)(3)	$76,673	$69,817	$316,612	$250,744
Weighted average common shares/units outstanding – basic (4)	95,095	87,809	92,816	86,123
Weighted average common shares/units outstanding – diluted (4)	95,726	88,997	93,358	88,001
FFO per common share/unit – basic (2)	$0.81	$0.80	$3.41	$2.91
FFO per common share/unit – diluted (2)	$0.80	$0.78	$3.39	$2.85
FUNDS AVAILABLE FOR DISTRIBUTION: (1)
Funds From Operations (2)	$76,673	$69,817	$316,612	$250,744
Adjustments:
Tenant improvements, leasing commissions and recurring capital expenditures	(24,662)	(25,432)	(69,994)	(77,679)
Amortization of deferred revenue related to tenant-funded tenant improvements (3)(5)	(3,381)	(3,284)	(13,338)	(10,979)
Net effect of straight-line rents	(8,852)	(16,537)	(44,140)	(31,782)
Amortization of net below market rents (6)	(1,680)	(2,112)	(8,449)	(8,328)
Amortization of deferred financing costs and net debt discount/premium (7)	100	348	376	3,245
Noncash amortization of share-based compensation awards	4,265	3,278	15,537	12,095
Other lease related adjustments, net (8)	1,926	109	2,374	2,278
Funds Available for Distribution (1)	$44,389	$26,187	$198,978	$139,594

________________________

(1)	See pages 29 and 30 for Management Statements on Funds From Operation and Funds Available for Distribution.

(2)	Reported amounts are attributable to common shareholders and unitholders.

(3)
FFO includes amortization of deferred revenue related to tenant-funded tenant improvements of $3.4 million and $3.3 million for the three months ended December 31, 2015 and 2014, respectively, and $13.3 million and $11.0 million for the year ended December 31, 2015 and 2014, respectively. These amounts are adjusted out of FFO in our calculation of FAD.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

(5)	Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.

(6)	Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.

(7)	Includes the non-cash amortization of the debt discount on the Company's exchangeable senior notes, which were repaid in November 2014, for the three months and year ended December 31, 2014.

(8)	Includes other non-cash adjustments attributable to lease-related GAAP revenue recognition timing differences.

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Same Store Analysis (1)(2)
(unaudited, $ in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	% Change	2015	2014	% Change
Total Same Store Portfolio
Number of properties	86	86		86	86
Square Feet	10,818,177	10,818,177		10,818,177	10,818,177
Percent of Stabilized Portfolio	83.0%	76.7%		83.0%	76.7%
Average Occupancy	94.1%	94.7%		95.0%	94.6%
Operating Revenues:
Rental income	$102,646	$99,981	2.7%	$411,089	$392,567	4.7%
Tenant reimbursements	9,301	10,424	(10.8)%	37,144	38,673	(4.0)%
Other property income	339	1,023	(66.9)%	2,021	8,498	(76.2)%
Total operating revenues	112,286	111,428	0.8%	450,254	439,738	2.4%
Operating Expenses:
Property expenses	23,950	22,816	5.0%	93,868	91,526	2.6%
Real estate taxes	8,969	9,127	(1.7)%	35,851	36,516	(1.8)%
Provision for bad debts	256	(57)	(549.1)%	695	(103)	774.8%
Ground leases	646	769	(16.0)%	3,096	3,075	0.7%
Total operating expenses	33,821	32,655	3.6%	133,510	131,014	1.9%
GAAP Net Operating Income	78,465	78,773	(0.4)%	316,744	308,724	2.6%
Adjustments (2)	—	(402)	(100.0)%	(442)	(3,420)	(87.1)%
Adjusted GAAP Net Operating Income	$78,465	$78,371	0.1%	$316,302	$305,304	3.6%

Same Store Analysis (Cash Basis) (2)

	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	% Change	2015	2014	% Change
Total operating revenues	$107,386	$100,868	6.5%	$417,471	$407,337	2.5%
Total operating expenses	33,586	32,733	2.6%	132,901	131,202	1.3%
Cash Net Operating Income	73,800	68,135	8.3%	284,570	276,135	3.1%
Adjustments (2)	—	(402)	(100.0)%	(442)	(4,720)	(90.6)%
Adjusted Cash Net Operating Income	$73,800	$67,733	9.0%	$284,128	$271,415	4.7%

________________________

(1)	Same Store is defined as all properties owned and included in our stabilized portfolio as of January 1, 2014 and still owned and included in the stabilized portfolio as of December 31, 2015.

(2)
Adjustments to GAAP and cash net operating income relate to significant one-time, non-recurring income or expenses. Please refer to page 33 for a reconciliation of the Same Store measures on this page to Net Income Available to Common Stockholders.

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

		Portfolio Breakdown			Occupied at		Leased at
	Buildings	YTD NOI %	SF %	Total SF	12/31/2015	9/30/2015	12/31/2015
Los Angeles and Ventura Counties
101 Corridor	4	1.3%	2.4%	306,324	89.7%	84.3%	93.4%
El Segundo	5	6.3%	8.4%	1,090,525	99.0%	99.2%	99.0%
Hollywood	3	2.7%	3.3%	433,134	98.0%	96.7%	98.4%
Long Beach	7	3.8%	7.3%	946,857	94.3%	89.5%	94.6%
West Los Angeles	10	5.5%	6.4%	837,191	91.2%	95.3%	91.8%
Total Los Angeles and Ventura Counties	29	19.6%	27.8%	3,614,031	95.1%	94.1%	95.6%

Total Orange County	1	1.9%	2.1%	271,556	94.0%	95.7%	97.6%

San Diego County
Del Mar	13	10.8%	9.8%	1,276,768	96.3%	97.1%	96.5%
I-15 Corridor	5	4.4%	4.2%	540,854	95.3%	95.3%	95.3%
Mission Valley	4	1.4%	2.2%	290,586	91.2%	95.7%	91.2%
Point Loma	1	0.3%	0.8%	103,900	67.4%	67.4%	100.0%
Sorrento Mesa	9	3.5%	4.5%	591,186	75.6%	100.0%	75.6%
University Towne Center	1	0.2%	0.4%	47,846	58.2%	100.0%	58.2%
Total San Diego County	33	20.6%	21.9%	2,851,140	89.6%	96.3%	90.9%

San Francisco Bay Area
Menlo Park	7	3.6%	2.9%	378,358	100.0%	100.0%	100.0%
Mountain View	3	5.1%	3.3%	428,060	100.0%	100.0%	100.0%
Redwood City	2	1.0%	2.6%	339,987	98.3%	—%	98.3%
San Francisco	6	21.0%	16.5%	2,152,914	96.5%	94.3%	98.4%
Sunnyvale	8	9.2%	7.1%	930,221	100.0%	100.0%	100.0%
Total San Francisco Bay Area	26	39.9%	32.4%	4,229,540	98.1%	96.8%	99.1%

Greater Seattle
Bellevue	2	8.0%	6.9%	905,225	96.7%	92.0%	97.1%
Kirkland	4	1.7%	2.1%	279,924	88.0%	86.3%	94.3%
Lake Union	6	8.3%	6.8%	880,990	95.6%	100.0%	100.0%
Total Greater Seattle	12	18.0%	15.8%	2,066,139	95.1%	94.7%	98.0%

TOTAL STABILIZED PORTFOLIO	101	100.0%	100.0%	13,032,406	94.8%	95.6%	96.1%

Average Occupancy
Quarter-to-Date	Year-to-Date
95.1%	95.6%

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Los Angeles and Ventura, California
23925 Park Sorrento	101 Corridor	11,789	100.0%
23975 Park Sorrento	101 Corridor	104,797	95.7%
24025 Park Sorrento	101 Corridor	108,671	75.0%
2829 Townsgate Road	101 Corridor	81,067	100.0%
2240 E. Imperial Highway	El Segundo	122,870	100.0%
2250 E. Imperial Highway	El Segundo	298,728	100.0%
2260 E. Imperial Highway	El Segundo	298,728	100.0%
909 N. Sepulveda Boulevard	El Segundo	241,607	97.9%
999 N. Sepulveda Boulevard	El Segundo	128,592	95.7%
6115 W. Sunset Boulevard	Hollywood	26,075	98.3%
6121 W. Sunset Boulevard	Hollywood	82,442	100.0%
6255 W. Sunset Boulevard	Hollywood	324,617	97.5%
3750 Kilroy Airport Way	Long Beach	10,457	86.1%
3760 Kilroy Airport Way	Long Beach	165,278	96.0%
3780 Kilroy Airport Way	Long Beach	219,745	89.2%
3800 Kilroy Airport Way	Long Beach	192,476	88.6%
3840 Kilroy Airport Way	Long Beach	136,026	100.0%
3880 Kilroy Airport Way	Long Beach	96,035	100.0%
3900 Kilroy Airport Way	Long Beach	126,840	100.0%
12100 W. Olympic Boulevard	West Los Angeles	150,167	94.2%
12200 W. Olympic Boulevard	West Los Angeles	150,117	97.6%
12233 W. Olympic Boulevard	West Los Angeles	151,029	85.9%
12312 W. Olympic Boulevard	West Los Angeles	76,644	100.0%
1633 26th Street	West Los Angeles	44,915	100.0%
2100/2110 Colorado Avenue	West Los Angeles	102,864	100.0%
3130 Wilshire Boulevard	West Los Angeles	88,340	88.7%
501 Santa Monica Boulevard	West Los Angeles	73,115	59.1%
Total Los Angeles and Ventura Counties		3,614,031	95.1%

Orange County, California
2211 Michelson Drive	Irvine	271,556	94.0%
Total Orange County		271,556	94.0%

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Diego, California
12225 El Camino Real	Del Mar	58,401	100.0%
12235 El Camino Real	Del Mar	54,673	96.4%
12340 El Camino Real	Del Mar	87,774	91.4%
12390 El Camino Real	Del Mar	72,332	100.0%
12348 High Bluff Drive	Del Mar	38,806	100.0%
12400 High Bluff Drive	Del Mar	209,220	100.0%
3579 Valley Center Drive	Del Mar	50,677	100.0%
3611 Valley Center Drive	Del Mar	130,047	100.0%
3661 Valley Center Drive	Del Mar	129,051	90.2%
3721 Valley Center Drive	Del Mar	114,780	79.9%
3811 Valley Center Drive	Del Mar	112,067	100.0%
12780 El Camino Real	Del Mar	140,591	100.0%
12790 El Camino Real	Del Mar	78,349	97.5%
13280 Evening Creek Drive South	I-15 Corridor	41,196	100.0%
13290 Evening Creek Drive South	I-15 Corridor	61,180	100.0%
13480 Evening Creek Drive North	I-15 Corridor	149,817	100.0%
13500 Evening Creek Drive North	I-15 Corridor	147,533	100.0%
13520 Evening Creek Drive North	I-15 Corridor	141,128	82.0%
2355 Northside Drive	Mission Valley	53,610	100.0%
2365 Northside Drive	Mission Valley	96,437	83.0%
2375 Northside Drive	Mission Valley	51,516	89.4%
2385 Northside Drive	Mission Valley	89,023	95.7%
2305 Historic Decatur Road	Point Loma	103,900	67.4%
4939 Directors Place	Sorrento Mesa	60,662	100.0%
4955 Directors Place	Sorrento Mesa	76,246	0.0%
10390 Pacific Center Court	Sorrento Mesa	68,400	100.0%
10394 Pacific Center Court	Sorrento Mesa	59,630	100.0%
10398 Pacific Center Court	Sorrento Mesa	43,645	100.0%
10421 Pacific Center Court	Sorrento Mesa	75,899	100.0%

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Diego, California (Continued)
10445 Pacific Center Court	Sorrento Mesa	48,709	100.0%
10455 Pacific Center Court	Sorrento Mesa	90,000	100.0%
5717 Pacific Center Boulevard	Sorrento Mesa	67,995	0.0%
4690 Executive Drive	University Towne Center	47,846	58.2%
Total San Diego County		2,851,140	89.6%

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Francisco Bay Area, California
4100 Bohannon Drive	Menlo Park	47,379	100.0%
4200 Bohannon Drive	Menlo Park	45,451	100.0%
4300 Bohannon Drive	Menlo Park	63,079	100.0%
4400 Bohannon Drive	Menlo Park	48,146	100.0%
4500 Bohannon Drive	Menlo Park	63,078	100.0%
4600 Bohannon Drive	Menlo Park	48,147	100.0%
4700 Bohannon Drive	Menlo Park	63,078	100.0%
331 Fairchild Drive	Mountain View	87,147	100.0%
680 E. Middlefield Road	Mountain View	170,090	100.0%
690 E. Middlefield Road	Mountain View	170,823	100.0%
900 Jefferson Avenue	Redwood City	226,197	100.0%
900 Middlefield Road	Redwood City	113,790	94.9%
303 Second Street	San Francisco	740,047	98.5%
100 First Street	San Francisco	467,095	90.8%
250 Brannan Street	San Francisco	95,008	100.0%
201 Third Street	San Francisco	346,538	99.7%
301 Brannan Street	San Francisco	74,430	100.0%
360 Third Street	San Francisco	429,796	95.2%
1310 Chesapeake Terrace	Sunnyvale	76,244	100.0%
1315 Chesapeake Terrace	Sunnyvale	55,635	100.0%
1320-1324 Chesapeake Terrace	Sunnyvale	79,720	100.0%
1325-1327 Chesapeake Terrace	Sunnyvale	55,383	100.0%
505 Mathilda Avenue	Sunnyvale	212,322	100.0%
555 Mathilda Avenue	Sunnyvale	212,322	100.0%
605 Mathilda Avenue	Sunnyvale	162,785	100.0%
599 Mathilda Avenue	Sunnyvale	75,810	100.0%
Total San Francisco Bay Area		4,229,540	98.1%

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Greater Seattle, Washington
601 108th Avenue NE	Bellevue	488,470	98.8%
10900 NE 4th Street	Bellevue	416,755	94.3%
10210 NE Points Drive	Kirkland	84,641	100.0%
10220 NE Points Drive	Kirkland	49,851	100.0%
10230 NE Points Drive	Kirkland	98,982	82.2%
3933 Lake Washington Blvd NE	Kirkland	46,450	65.5%
837 N. 34th Street	Lake Union	111,580	100.0%
701 N. 34th Street	Lake Union	138,995	72.4%
801 N. 34th Street	Lake Union	169,412	100.0%
320 Westlake Avenue North	Lake Union	184,643	100.0%
321 Terry Avenue North	Lake Union	135,755	100.0%
401 Terry Avenue North	Lake Union	140,605	100.0%
Total Greater Seattle		2,066,139	95.1%

TOTAL		13,032,406	94.8%

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Information on Leases Commenced

	1st & 2nd Generation				2nd Generation
	# of Leases (1)		Square Feet (1)		TI/LC Per Sq.Ft.	Changes in GAAP Rents	Changes in Cash Rents	Retention Rates	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date	17	22	218,561	237,669	$45.39	34.0%	19.2%	43.9%	75
Year to Date	81	72	915,773	627,783	44.02	32.9%	20.5%	42.0%	72

Information on Leases Executed

	1st & 2nd Generation				2nd Generation
	# of Leases (2)		Square Feet (2)		TI/LC Per Sq.Ft.	Changes in GAAP Rents	Changes in Cash Rents	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date (3)	23	21	165,235	232,501	$30.08	25.1%	15.2%	63
Year to Date (4)	84	71	805,483	627,264	38.88	33.0%	22.3%	66

________________________

(1)
Represents leasing activity for leases that commenced at properties in the stabilized portfolio during the three months and year ended December 31, 2015, including first and second generation space, net of month-to-month leases.

(2)
Represents leasing activity for leases signed at properties in the stabilized portfolio during the three months and year ended December 31, 2015, including first and second generation space, net of month-to-month leases.

(3)	During the three months ended December 31, 2015, 17 new leases totaling 121,770 square feet were signed but not commenced as of December 31, 2015.

(4)	During the year ended December 31, 2015, 23 new leases totaling 258,670 square feet were signed but not commenced as of December 31, 2015.

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures
($ in thousands)

	Total 2015	Q4 2015	Q3 2015	Q2 2015	Q1 2015
1st Generation (Nonrecurring) Capital Expenditures:
Capital Improvements	$11,581	$3,940	$2,832	$2,821	$1,988

Tenant Improvements & Leasing Commissions (1)	2,994	35	218	77	2,664

Total	$14,575	$3,975	$3,050	$2,898	$4,652

	Total 2015	Q4 2015	Q3 2015	Q2 2015	Q1 2015
2nd Generation (Recurring) Capital Expenditures:
Capital Improvements	$17,284	$7,316	$4,580	$3,318	$2,070

Tenant Improvements & Leasing Commissions (1)	52,710	17,346	12,434	15,398	7,532

Total	$69,994	$24,662	$17,014	$18,716	$9,602

________________________

(1)	Represents costs incurred for leasing activity during the period shown. Amounts exclude tenant-funded tenant improvements.

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Summary Schedule
($ in thousands, except for annualized rent per sq. ft.)

Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2016	94	700,875	5.8%	$20,844	4.3%	$29.74
2017	104	1,260,852	10.4%	47,192	9.9%	37.43
2018	75	1,361,052	11.2%	54,644	11.4%	40.15
2019	88	1,534,421	12.6%	56,113	11.7%	36.57
2020	89	1,899,476	15.7%	71,094	14.9%	37.43
2021	50	906,739	7.5%	38,270	8.0%	42.21
2022	17	398,968	3.3%	16,910	3.5%	42.38
2023	18	563,794	4.6%	26,778	5.6%	47.50
2024	17	554,293	4.6%	21,432	4.5%	38.67
2025	8	101,610	0.8%	4,676	1.0%	46.02
2026 and beyond	28	2,854,723	23.5%	120,563	25.2%	42.23
Total (2)	588	12,136,803	100.0%	$478,516	100.0%	$39.43

________________________

(1)	Includes 100% of annualized base rent of a consolidated subsidiary in which the Company has a 93% equity interest.

(2)
For leases that have been renewed early or space that has been re-leased to a new tenant, the expiration date and annualized base rent information presented takes into consideration the renewed or re-leased lease terms. Excludes space leased under month-to-month leases, vacant space and lease renewal options not executed as of December 31, 2015.

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Schedule by Region
($ in thousands, except for annualized rent per sq. ft.)

Year	Region	# of Expirations	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.

2016	Los Angeles	64	310,199	2.5%	$10,046	2.1%	$32.39
	Orange County	2	12,928	0.1%	474	0.1%	36.66
	San Diego	12	203,755	1.7%	4,055	0.8%	19.90
	San Francisco Bay Area	7	94,248	0.8%	4,132	0.9%	43.84
	Greater Seattle	9	79,745	0.7%	2,137	0.4%	26.80
	Total	94	700,875	5.8%	$20,844	4.3%	$29.74

2017	Los Angeles	55	481,189	4.0%	$16,522	3.5%	$34.34
	Orange County	8	61,840	0.5%	2,526	0.5%	40.85
	San Diego	11	193,302	1.6%	7,060	1.5%	36.52
	San Francisco Bay Area	19	277,849	2.3%	13,139	2.7%	47.29
	Greater Seattle	11	246,672	2.0%	7,945	1.7%	32.21
	Total	104	1,260,852	10.4%	$47,192	9.9%	$37.43

2018	Los Angeles	34	176,043	1.4%	$5,699	1.2%	$32.37
	Orange County	3	18,263	0.1%	639	0.1%	34.99
	San Diego	11	509,828	4.2%	21,794	4.5%	42.75
	San Francisco Bay Area	13	298,712	2.5%	15,165	3.2%	50.77
	Greater Seattle	14	358,206	3.0%	11,347	2.4%	31.68
	Total	75	1,361,052	11.2%	$54,644	11.4%	$40.15

2019	Los Angeles	27	419,349	3.5%	$13,824	2.9%	$32.97
	Orange County	6	77,922	0.6%	3,234	0.7%	41.50
	San Diego	16	246,636	2.0%	8,566	1.8%	34.73
	San Francisco Bay Area	21	593,812	4.9%	24,383	5.1%	41.06
	Greater Seattle	18	196,702	1.6%	6,106	1.2%	31.04
	Total	88	1,534,421	12.6%	$56,113	11.7%	$36.57

2020	Los Angeles	42	415,719	3.4%	$14,290	3.0%	$34.37
	Orange County	4	31,183	0.3%	972	0.2%	31.17
	San Diego	19	629,287	5.2%	22,859	4.8%	36.33
	San Francisco Bay Area	16	577,851	4.8%	25,913	5.4%	44.84
	Greater Seattle	8	245,436	2.0%	7,060	1.5%	28.77
	Total	89	1,899,476	15.7%	71,094	14.9%	$37.43

2021 and Beyond	Los Angeles	46	1,517,089	12.5%	$55,189	11.6%	$36.38
	Orange County	4	49,982	0.4%	1,671	0.3%	33.43
	San Diego	23	744,574	6.1%	30,224	6.3%	40.59
	San Francisco Bay Area	36	2,243,136	18.5%	111,088	23.2%	49.52
	Greater Seattle	29	825,346	6.8%	30,457	6.4%	36.90
	Total	138	5,380,127	44.3%	$228,629	47.8%	$42.50

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Stabilized Portfolio Quarterly Lease Expirations for 2016 and 2017
($ in thousands, except for annualized rent per sq. ft.)

	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2016:
Q1 2016	26	188,517	1.6%	$5,440	1.1%	$28.86
Q2 2016	19	195,955	1.6%	4,144	0.8%	21.15
Q3 2016	21	128,632	1.1%	4,495	0.9%	34.94
Q4 2016	28	187,771	1.5%	6,765	1.5%	36.03
Total 2016	94	700,875	5.8%	$20,844	4.3%	$29.74

2017:
Q1 2017	30	395,695	3.3%	$14,932	3.1%	$37.74
Q2 2017	23	228,672	1.9%	8,301	1.7%	36.30
Q3 2017	26	306,527	2.5%	11,985	2.5%	39.10
Q4 2017	25	329,958	2.7%	11,974	2.6%	36.29
Total 2017	104	1,260,852	10.4%	$47,192	9.9%	$37.43

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Top Fifteen Tenants (1)
($ in thousands)

Tenant Name	Annualized Base Rental Revenue	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet
LinkedIn Corporation	$28,344	663,239	5.9%	5.1%
Box, Inc. (2)	22,493	364,563	4.7%	2.8%
DIRECTV, LLC	22,467	667,852	4.7%	5.1%
Synopsys, Inc.	15,492	340,913	3.2%	2.6%
Bridgepoint Education, Inc.	15,066	322,342	3.2%	2.5%
Delta Dental of California	10,313	188,143	2.2%	1.4%
AMN Healthcare, Inc.	9,001	176,075	1.9%	1.4%
Concur Technologies	8,225	227,414	1.7%	1.7%
Zenefits Insurance Service	7,314	96,305	1.5%	0.7%
Scan Group (3)	6,487	201,782	1.4%	1.5%
Group Health Cooperative	6,372	183,422	1.3%	1.4%
Neurocrine Biosciences, Inc.	6,366	140,591	1.3%	1.1%
Riot Games	6,223	114,565	1.3%	0.9%
Institute for Systems Biology	6,207	140,605	1.3%	1.1%
Fish & Richardson, P.C.	6,071	139,547	1.3%	1.1%

Total Top Fifteen Tenants	$176,441	3,967,358	36.9%	30.4%

________________________

(1)	The information presented is as of December 31, 2015.

(2)	Includes 100% of annualized base rental revenues of a consolidated subsidiary in which the Company has a 93% equity interest.

(3)	The Company has entered into leases with various affiliates of the tenant.

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

2015 Dispositions
($ in millions)

COMPLETED OFFICE PROPERTY DISPOSITIONS
Property	Submarket	Month of Disposition	No. of Buildings	Rentable Square Feet	Sales Price (1)
1st Quarter
None

2nd Quarter
15050 NE 36th Street, Redmond, WA	Redmond	April	1	122,103	$51.2
San Diego Properties - Tranche 1 (2)	Sorrento Mesa/UTC	April	3	384,468	95.0

3rd Quarter
San Diego Properties - Tranche 2 (3)	Sorrento Mesa	July	6	539,823	163.0

4th Quarter
None

TOTAL DISPOSITIONS			10	1,046,394	$309.2

COMPLETED LAND DISPOSITIONS
Property	Submarket	Month of Disposition	Gross Site Acreage	Sales Price (1)
1st Quarter
17150 Von Karman, Irvine, CA	Irvine	January	8.5	$26.0

2nd Quarter
None

3rd Quarter
None

4th Quarter
None

_____________________

(1)	Represents gross sales price before the impact of commissions, closing costs and for the San Diego Properties, approximately $9.0 million of purchase price credits.

(2)	The San Diego Properties - Tranche 1 includes the following properties: 10770 Wateridge Circle, 6200 Greenwich Drive, and 6220 Greenwich Drive.

(3)
The San Diego Properties - Tranche 2 includes the following properties: 6260 Sequence Drive, 6290 Sequence Drive, 6310 Sequence Drive, 6340 Sequence Drive, 6350 Sequence Drive and 4921 Directors Place.

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Real Estate Held for Sale
($ in millions)

OPERATING PROPERTIES HELD FOR SALE AS OF DECEMBER 31, 2015
Properties	Submarket	No. of Buildings	Rentable Square Feet	Sales Price (1)
Torrey Santa Fe Properties (2) (3)	Del Mar	4	465,812	$262.3

UNDEVELOPED LAND HELD FOR SALE AS OF DECEMBER 31, 2015
Property	Submarket	Gross Site Acreage	Sales Price (1)
Carlsbad Oaks - Lot 7 (3)	Carlsbad	7.6	$4.5

_____________________

(1)	Represents gross sales price before the impact of commissions and closing costs.

(2)	The Torrey Santa Fe Properties include the following: 7525 Torrey Santa Fe, 7535 Torrey Santa Fe, 7545 Torrey Santa Fe, and 7555 Torrey Santa Fe.

(3)	In January 2016, the Company completed the sale of both the Torrey Santa Fe Properties and the Carlsbad Oaks - Lot 7 land parcel.

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Completed Development Projects and Development Projects in Lease-up
($ in millions)

COMPLETED DEVELOPMENT PROJECTS	Location	Start Date	Completion Date	Rentable Square Feet	Total Estimated Investment	Office % Occupied
1st Quarter
None

2nd Quarter
None

3rd Quarter
None

4th Quarter
Crossing/900 (1)	Redwood City	4Q 2013	4Q 2015	339,987	$190	100.0%
Columbia Square Phase 1 - Historic (2)	Hollywood	2Q 2013	3Q 2015	108,517	81	100.0%

TOTAL:				448,504	$271	100.0%

LEASE-UP PROJECTS	Location	Start Date	Completion Date	Estimated Stabilization Date	Rentable Square Feet	Total Estimated Investment	Office % Occupied
1st Quarter
None

2nd Quarter
None

3rd Quarter
None

4th Quarter
The Heights at Del Mar	Del Mar	4Q 2014	4Q 2015	4Q 2016	73,000	$45	—%

________________________

(1)	This project is owned by Redwood LLC, a consolidated subsidiary in which the Company has a 93% equity interest.

(2)	Phase 1 is comprised of 94,969 rentable square feet of office space and 13,548 rentable square feet of retail space.

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

In-Process, Near-Term and Future Development Pipeline
($ in millions)

	Location	Estimated Construction Period		Estimated Stabilization Date	Estimated Rentable Square Feet	Total Estimated Investment	Total Costs as of 12/31/2015 (1)	Office % Leased
		Start Date	Compl. Date
UNDER CONSTRUCTION:
San Francisco Bay Area
350 Mission Street	San Francisco	4Q 2012	3Q 2015	2Q 2016	450,000	$285	$263.7	100%
333 Brannan Street	San Francisco	4Q 2013	3Q 2015	2Q 2016	185,000	105	88.5	100%
The Exchange on 16th (2)	San Francisco	2Q 2015	3Q 2017	3Q 2018	700,000	485	138.1	—%

Los Angeles
Columbia Square Phase 2 - Office	Hollywood	3Q 2013	1Q 2016	1Q 2017	370,000	220	167.7	58%
Columbia Square Residential	Hollywood	3Q 2013	1Q 2016	1Q 2017	205,000	145	116.7	N/A
TOTAL:					1,910,000	$1,240	$774.7	50%

NEAR-TERM DEVELOPMENT PIPELINE (3):	Location	Potential Start Date (4)	Approx. Developable Square Feet		Total Estimated Investment	Total Costs as of 12/31/2015 (1)

100 Hooper (5)	San Francisco	2016	400,000		$250	$88.1
Academy Project	Hollywood	2016	545,000		385	61.2
333 Dexter (6)	South Lake Union	2016	700,000		380	58.4
One Paseo	Del Mar	2016	TBD		TBD	182.1
TOTAL:						$389.8

FUTURE DEVELOPMENT PIPELINE:

Flower Mart	San Francisco		TBD		TBD	$101.2
9455 Towne Centre Drive (7)	San Diego		150,000		TBD	5.5
Carlsbad Oaks – Lots 4, 5, & 8	Carlsbad		222,000		TBD	14.3
Pacific Corporate Center – Lot 8	Sorrento Mesa		170,000		TBD	14.0
Santa Fe Summit – Phase II and III	56 Corridor		600,000		TBD	78.4
Sorrento Gateway – Lot 2	Sorrento Mesa		80,000		TBD	12.2
TOTAL:						$225.6

________________________

(1)	Represents cash paid and costs incurred as of December 31, 2015.

(2)
In the second quarter of 2015, the Company commenced development of the four building complex comprised of 2 six-story buildings and 2 twelve-story buildings for approximately 700,000 gross rentable square feet located in the Mission Bay district of San Francisco.

(3)
Project timing, costs, developable square feet and scope could change materially from estimated data provided due to one of more of the following:  any significant changes in the economy, market conditions, our markets, tenant requirements and demands, construction costs, new office supply, regulatory and entitlement processes or project design.

(4)
Potential start dates assume successfully obtaining all entitlements and approvals necessary to commence construction. Actual commencement is subject to extensive consideration of market conditions and economic factors. 100 Hooper is fully-entitled with Proposition M allocation.

(5)
In July 2015, the Company closed on a fully-entitled 3.3 acre site for a total purchase price of approximately $78.0 million in cash and approximately $4.1 million in accrued liabilities and acquisition costs in the south of market area of San Francisco. The Company will develop and own two buildings totaling approximately 400,000 square feet.

(6)	Consists of four adjacent parcels in the South Lake Union submarket of Seattle.

(7)
The Company is planning to demolish the existing 2-story 45,195 rentable square foot office building and is currently pursuing entitlements to build a new 5-story 150,000 rentable square foot building.

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Capital Structure
As of December 31, 2015
($ in thousands)

	Shares/Units December 31, 2015	Aggregate Principal Amount or $ Value Equivalent	% of Total Market Capitalization
DEBT:
Unsecured Term Loan Facility		$150,000	1.8%
Unsecured Term Loan		39,000	0.4%
Unsecured Senior Notes due 2018 (1)		325,000	3.9%
Unsecured Senior Notes due 2020 (1)		250,000	3.0%
Unsecured Senior Notes due 2023 (1)		300,000	3.6%
Unsecured Senior Notes due 2025 (1)		400,000	4.8%
Unsecured Senior Notes due 2029 (1)		400,000	4.8%
Secured Debt (1) (2)		375,696	4.4%
Total Debt		$2,239,696	26.7%
EQUITY AND NONCONTROLLING INTERESTS:
6.875% Series G Cumulative Redeemable Preferred stock (3)	4,000,000	$100,000	1.2%
6.375% Series H Cumulative Redeemable Preferred stock (3)	4,000,000	100,000	1.2%
Common limited partnership units outstanding (4)	1,764,775	111,675	1.3%
Shares of common stock outstanding (4)	92,258,690	5,838,130	69.6%
Total Equity and Noncontrolling Interests		$6,149,805	73.3%
TOTAL MARKET CAPITALIZATION		$8,389,501	100.0%

________________________

(1)
Represents gross aggregate principal amount due at maturity before the effect of net unamortized discounts as of December 31, 2015. The aggregate net unamortized discounts totaled approximately $1.2 million as of December 31, 2015.

(2)	Excludes $0.6 million of secured debt related to real estate assets held for sale as of December 31, 2015.

(3)	Value based on $25.00 per share liquidation preference.

(4)	Value based on closing share price of $63.28 as of December 31, 2015.

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Debt Analysis
As of December 31, 2015

TOTAL DEBT COMPOSITION
	Percent of Total Debt	Weighted Average
		Interest Rate	Maturity
Secured vs. Unsecured Debt
Unsecured Debt	83.2%	4.3%	7.5
Secured Debt	16.8%	5.1%	4.7
Floating vs. Fixed-Rate Debt
Floating-Rate Debt	8.4%	1.4%	3.5
Fixed-Rate Debt	91.6%	4.7%	7.4

Stated Interest Rate		4.5%	7.1

GAAP Effective Rate		4.4%

GAAP Effective Rate Including Debt Issuance Costs		4.6%

KEY DEBT COVENANTS
	Covenant	Actual Performance as of December 31, 2015
Unsecured Credit Facility, Term Loan Facility, and Term Loan (as defined in the Credit Agreements):
Total debt to total asset value	less than 60%	27%
Fixed charge coverage ratio	greater than 1.5x	2.5x
Unsecured debt ratio	greater than 1.67x	3.25x
Unencumbered asset pool debt service coverage	greater than 1.75x	3.55x

Unsecured Senior Notes due 2018, 2020, 2023, 2025 and 2029 (as defined in the Indentures):
Total debt to total asset value	less than 60%	34%
Interest coverage	greater than 1.5x	6.7x
Secured debt to total asset value	less than 40%	6%
Unencumbered asset pool value to unsecured debt	greater than 150%	309%

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Debt Analysis
($ in thousands)

DEBT MATURITY SCHEDULE
Floating/ Fixed Rate	Stated Rate	GAAP Effective Rate	Maturity Date	2016	2017	2018	2019	2020	After 2020	Total (1) (2)

Unsecured Debt:
Floating (3)	1.40%	1.40%	7/1/2019				$150,000			$150,000
Floating (3)	1.42%	1.42%	7/1/2019				39,000			39,000
Fixed	4.80%	4.83%	7/15/2018			325,000				325,000
Fixed	6.63%	6.74%	6/1/2020					250,000		250,000
Fixed	3.80%	3.80%	1/15/2023						300,000	300,000
Fixed	4.38%	4.44%	10/1/2025						400,000	400,000
Fixed	4.25%	4.35%	8/15/2029						400,000	400,000

Total unsecured debt	4.33%	4.39%		—	—	325,000	189,000	250,000	1,100,000	1,864,000

Secured Debt:
Fixed	6.51%	6.51%	2/1/2017	1,157	64,406					65,563
Fixed	7.15%	7.15%	5/1/2017	2,772	1,215					3,987
Fixed	4.27%	4.27%	2/1/2018	2,559	2,671	123,085				128,315
Fixed (4)	6.05%	3.50%	6/1/2019	1,626	1,727	1,835	74,479			79,667
Fixed	4.48%	4.48%	7/1/2027	1,600	1,673	1,749	1,830	1,913	87,589	96,354
Fixed (5)	Various	Various	Various	20	42	44	46	49	1,609	1,810

Total secured debt	5.13%	4.57%		9,734	71,734	126,713	76,355	1,962	89,198	375,696

Total	4.47%	4.42%		$9,734	$71,734	$451,713	$265,355	$251,962	$1,189,198	$2,239,696

________________________

(1)
Amounts presented reflect the gross principal balances before the effect of any unamortized discounts/premiums as of December 31, 2015. The aggregate net unamortized discounts totaled approximately $1.2 million as of December 31, 2015.

(2)	There was no outstanding balance on the unsecured line of credit as of December 31, 2015.

(3)	The interest for this loan is calculated at an annual rate of LIBOR plus 1.150% at December 31, 2015.

(4)	Represents secured debt assumed in connection with an operating property acquisition.

(5)	Excludes $0.6 million of secured debt related to real estate assets held for sale as of December 31, 2015.

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures

Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations (“FFO”), in the Company’s earnings release on February 1, 2016 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as operating revenues (rental income, tenant reimbursements and other property income) less property and related expenses (property expenses, real estate taxes, provision for bad debts and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a portfolio basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company’s operating performance. Same Store NOI represents the NOI for all of the properties that were owned and included in our stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company’s Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company’s entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

EBITDA:

Management believes that earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on depreciable real estate, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (“EBITDA”) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDA gives the investment community a more complete understanding of the Company’s operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDA should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company’s EBITDA may not be comparable to other REITs.

Funds From Operations:

The Company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

Funds Available for Distribution:

Management believes that Funds Available for Distribution (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adding to FFO the non-cash amortization of deferred financing costs, debt discounts and premiums and share-based compensation awards and amortization of above (below) market rents for acquisition properties, then subtracting recurring tenant improvements, leasing commissions and capital expenditures and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements and adjusting for other lease related items. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Definitions Included in Supplemental
Annualized Base Rent:

Includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Change in GAAP/ Cash Rents (Leases Commenced):

Calculated as the change between GAAP/cash rents for new/renewed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Change in GAAP/Cash Rents (Leases Executed):

Calculated as the change between GAAP/cash rents for signed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Estimated Stabilization Date (Development):

Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of substantial completion.

FAD Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by Funds Available for Distribution.

First Generation Capital Expenditures:

Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use. These costs are not subtracted in our calculation of Funds Available for Distribution.

Fixed Charge Coverage Ratio:

Calculated as EBITDA divided by interest expense (excluding amortization of deferred debt costs and debt discounts/premiums), current year accrued preferred dividends and distributions on Cumulative Redeemable Preferred units.

FFO Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by Funds From Operations.

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Definitions Included in Supplemental, continued
GAAP Effective Rate:

The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.

Interest Coverage Ratio:

Calculated as EBITDA divided by interest expense (excluding amortization of deferred debt costs and debt discounts/premiums).

Lease-up Properties:

Properties recently redeveloped that have not yet reached 95% occupancy and are within one year following cessation of major construction activities.

Net Effect of Straight-Line Rents:

Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.

Operating Margins:

Calculated as Net Operating Income divided by total revenues, including discontinued operations.

Retention Rates (Leases Commenced):

Calculated as the percentage of space either renewed or expanded into by existing tenants or subtenants at lease expiration.

Same Store Portfolio:

Our Same Store portfolio includes all of our properties owned and included in our stabilized portfolio for two comparable reporting periods, i.e., owned and included in our stabilized portfolio as of January 1, 2014 and still owned and included in the stabilized portfolio as of December 31, 2015. It does not include undeveloped land, development and redevelopment properties currently under construction or committed for construction, “lease-up” properties and properties held-for-sale. We define lease-up properties as properties recently developed or redeveloped that have not yet reached 95% occupancy and are within one year following cessation of major construction activities. We define redevelopment properties as those projects for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan, the intended result of which is a higher economic return on the property.

Stated Interest Rate:

The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums.

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Reconciliation of Same Store Net Operating Income to Net Income Available to Common Stockholders
(unaudited, $ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Adjusted Same Store Cash Net Operating Income	$73,800	$67,733	$284,128	$271,415
Adjustments to 2015 and 2014:
Rental revenues related to a lease termination fee	—	—	—	5,655
Other income related to default of prior tenant	—	402	—	402
Nonrecurring property damage legal fees	—	—	(207)	(1,337)
Property expenses related to insurance proceeds	—	—	649	—
Same Store Cash Net Operating Income	$73,800	$68,135	$284,570	$276,135
Cash to GAAP Adjustments:
GAAP Operating Revenues Adjustments, net	4,900	10,560	32,783	32,401
GAAP Operating Expenses Adjustments, net	(235)	78	(609)	188
Same Store GAAP Net Operating Income	78,465	78,773	316,744	308,724
Non-Same Store GAAP Net Operating Income	27,942	24,688	105,289	64,157
Net Operating Income excluding discontinued operations	106,407	103,461	422,033	372,881
Net Operating Income from discontinued operations	—	580	—	4,634
Net Operating Income, as defined (1)	106,407	104,041	422,033	377,515
Adjustments:
General and administrative expenses	(12,065)	(12,346)	(48,265)	(46,152)
Acquisition-related expenses	(100)	(211)	(497)	(1,479)
Depreciation and amortization (including discontinued operations)	(51,727)	(53,868)	(204,294)	(204,478)
Interest income and other net investment gain (loss)	66	(26)	243	561
Interest expense	(13,121)	(17,691)	(57,682)	(67,571)
Gains on sale of land, net	(152)	—	17,116	3,490
Gains on sales of depreciable operating properties	—	—	109,950	—
Gains on dispositions of discontinued operations	—	11,531	—	121,922
Net Income	29,308	31,430	238,604	183,808
Net income attributable to noncontrolling interests	(673)	(578)	(4,523)	(3,589)
Preferred dividends	(3,312)	(3,312)	(13,250)	(13,250)
Net Income Available to Common Stockholders	$25,323	$27,540	$220,831	$166,969

________________________

(1)	Please refer to page 28 for Management Statements on Net Operating Income and Same Store Net Operating Income.

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Guidance/Outlook
(unaudited, $ in thousands, except per share amounts)

	Full Year 2016 Range at December 31, 2015
	Low End	High End
Net Income Available to Common Stockholders	$252,411	$265,787
Adjustments:
Noncontrolling interests in earnings of the Operating Partnership	4,836	5,093
Depreciation and amortization	205,119	210,662
Gains on sales of depreciable real estate	(145,000)	(145,000)
Funds From Operations	$317,366	$336,542

Weighted average common shares/units outstanding - diluted	95,881	95,881

FFO per common share/unit - diluted	$3.31	$3.51

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to EBITDA
(unaudited, $ in thousands)

	Three Months Ended December 31,
	2015	2014
Net Income Available to Common Stockholders	$25,323	$27,540
Interest expense	13,121	17,691
Depreciation and amortization (including discontinued operations)	51,727	53,868
Net income attributable to noncontrolling interests	673	578
Gains on sales of depreciable real estate	—	(11,531)
Preferred dividends	3,312	3,312

EBITDA (1)	$94,156	$91,458

________________________

(1)	Please refer to page 29 for a Management Statement on EBITDA.

Kilroy Realty Corporation
Fourth Quarter 2015 Supplemental Financial Report

Reconciliation of Funds Available for Distribution to GAAP Net Cash Provided by Operating Activities
(unaudited, $ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Funds Available for Distribution (1)	$44,389	$26,187	$198,978	$139,594
Adjustments:
Tenant improvements, leasing commissions and recurring capital expenditures	24,662	25,432	69,994	77,679
Depreciation for furniture, fixtures and equipment	776	639	2,812	2,370
Preferred dividends	3,312	3,312	13,250	13,250
Provision for uncollectible tenant receivables	256	—	303	58
Net changes in operating assets and liabilities and other adjustments (2)	(4,793)	(7,581)	(14,123)	12,302

GAAP Net Cash Provided by Operating Activities	$68,602	$47,989	$271,214	$245,253

________________________

(1)	Please refer to page 30 for a Management Statement on Funds Available for Distribution.

(2)
Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; and rents received in advance and tenant security deposits.